UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

RUTH'S HOSPITALITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100
Winter Park, FL 32789
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 2.02. Results of Operations and Financial Condition

On May 3, 2013, Ruth’s Hospitality Group, Inc. (the “Company”) issued a press release announcing its earnings results for its fiscal first quarter ended March 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

The information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto (except for the text under the heading “Quarterly Cash Dividend and Share Repurchase Program” in the press release), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On May 3, 2013, the Company announced that its Board of Directors has approved the declaration of a quarterly dividend of $0.04 per share, payable May 30, 2013, to all common shareholders of record as of the close of business on May 16, 2013.

On May 3, 2013, the Company also announced that its Board of Directors has approved a share repurchase program under which the Company is authorized to repurchase up to $30 million of outstanding common stock from time to time in the open market or in negotiated transactions depending on share price, market conditions and other factors.  The Company intends to conduct any share repurchase activities in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act.  The share repurchase program does not obligate the Company to repurchase any dollar amount or number of its shares.

A copy of the press release announcing the dividend and share repurchase program is attached as Exhibit 99.1 and the text under the heading “Quarterly Cash Dividend and Share Repurchase Program” in the press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release issued by Ruth’s Hospitality Group, Inc., dated May 3, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date:	May 3, 2013	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Ruth’s Hospitality Group, Inc., dated May 3, 2013.

4